UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 6, 2010

Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Registration Rights Agreement
     As previously disclosed, Concho Resources Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) on July 19, 2010 with certain third-party accredited investors (the “Purchasers”) to sell 6,622,517 shares of the Company’s common stock (the “Stock”) in a private placement (the “Private Placement”) for aggregate cash consideration of $300,000,020.10. The Stock was issued and sold simultaneously with the closing of the Company’s acquisition (the “Marbob Acquisition”) of certain oil and gas leases, interests, properties and related assets of Marbob Energy Corporation and certain related sellers (collectively, the “Sellers”) on October 7, 2010, and the Company used the net proceeds from the Private Placement to finance a portion of the Marbob Acquisition. The Stock was issued and sold by the Company for a negotiated price of $45.30 per share in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
     As contemplated by the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers on October 7, 2010, the closing date of the Private Placement. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement within ninety (90) days of the closing date of the Private Placement. In addition, any Purchaser or group of Purchasers who hold at least $100 million of the Stock purchased in the Private Placement may cause the Company to conduct an underwritten offering on their behalf in certain circumstances.
     The foregoing description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.
     Amended and Restated Credit Agreement
     The Company has entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment”), dated as of October 7, 2010, with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Amended and Restated Credit Agreement”).
     The Fourth Amendment increases the borrowing base of the Company’s credit facility from $1.2 billion to $2.0 billion and the lenders’ aggregate commitment from $1.2 billion to $2.0 billion. In connection with the closing of the Marbob Acquisition, the Company incurred approximately $900 million of new borrowings under the Amended and Restated Credit Agreement. The Fourth Amendment also increases the limit on the Company’s aggregate outstanding senior unsecured notes from $600 million to $800 million.
     In addition, pursuant to the Fourth Amendment, the lenders have agreed to reallocate their respective commitments and to, among other things, allow certain financial institutions identified by J.P. Morgan Securities, Inc. and Banc of America Securities LLC, in their respective capacities as arrangers, to become a party to the Amended and Restated Credit Agreement as Lenders.
     The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously disclosed, on July 19, 2010, the Company entered into a definitive asset purchase agreement with the Sellers to acquire the assets in the Marbob Acquisition. On October 7, 2010, the Company closed the Marbob Acquisition for aggregate consideration of approximately $1.3 billion. The properties acquired by the Company from the Sellers in the Marbob Acquisition are located in the Permian Basin of Southeast New Mexico, including a large acreage position contiguous to the Company’s core Yeso play on the Southeast New Mexico Shelf and a significant acreage position in the emerging Bone Spring play in Southeast New Mexico. In addition, the Company purchased additional non-operated rights and interests in certain properties owned by persons affiliated with Marbob Energy Corporation for approximately $32 million. The consideration consisted of (i) cash consideration in the aggregate amount of approximately $1.1 billion, (ii) the issuance to one of the sellers of 1,103,752 shares of the Company’s common stock for a negotiated price of $45.30 per share and (iii) the issuance to one of the sellers of an unsecured promissory note (the “Note”) in the aggregate principal amount of $150 million. The Note bears interest at the rate of 8% per year, payable semi-annually in arrears and is payable as to principal in a lump sum on October 7, 2018. The issuance of the Note and the shares of the Company’s common stock to one of the sellers were made in reliance on an exemption from registration under Section 4(2) of the Securities Act. The cash consideration used in the Marbob Acquisition was funded through the combined proceeds of the Private Placement and borrowings under the Amended and Restated Credit Facility.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 and Item 2.01 concerning the Fourth Amendment and the issuance of the Note above is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under Item 1.01 and Item 2.01 concerning the Private Placement and the sale of the Company’s common stock in the Marbob Acquisition above is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the closing of the Marbob Acquisition, the compensation committee of the board of directors of the Company approved restricted stock grants to its executive officers under the Company’s 2006 Stock Incentive Plan. The restricted stock awards will vest in a single installment on October 7, 2014. Information for the awards made to the Company’s principal executive officer, principal financial officer and other named executive officers is set forth in the table below.

Officer	Title	Restricted Stock Awards

Timothy A. Leach	Chairman, Chief Executive Officer and President	109,250

C. William Giraud	Senior Vice President — General Counsel and Corporate Secretary	21,850

Darin G. Holderness	Senior Vice President — Chief Financial Officer and Treasurer	21,850

Matthew G. Hyde	Senior Vice President — Exploration and Land	21,850

E. Joseph Wright	Senior Vice President — Engineering and Operations	21,850
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired
     Since it is impracticable to provide the required financial statements for the assets acquired in the Marbob Acquisition described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before December 27, 2010, by amendment to this Current Report on Form 8-K.
     (d) Exhibits

Exhibit Number	Description
10.1	Registration Rights Agreement, dated October 7, 2010, by and between Concho Resources Inc. and the purchasers named therein.

10.2	Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 7, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: October 13, 2010	By: Name:	/s/ C. WILLIAM GIRAUD C. William Giraud
	Title:	Senior Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registration Rights Agreement, dated October 7, 2010, by and between Concho Resources Inc. and the purchasers named therein.

10.2	Fourth Amendment to Amended and Restated Credit Agreement, dated as of October 7, 2010, among Concho Resources Inc. and the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.